                                                                     EXHIBIT 5.1

                      OPTON HANDLER FEILER & LANDAU, LLP
                               ATTORNEYS AT LAW
                             52 VANDERBILT AVENUE
                           NEW YORK, N.Y. 10017-3808
                                    ------
                              TEL. (212) 599-1744
                              FAX: (212) 972-2219


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:     AstroPower, Inc.
                Registration Statement on Form S-1 filed September 9, 1999
                ----------------------------------------------------------

Gentlemen:

        We refer to the Registration Statement on Form S-1, (the "Registration Statement") filed by AstroPower, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on September 9, 1999, relating to the issuance by the Company of a maximum of 2,437,500 shares of Common Stock, par value $.01 per share (the "Common Stock").

        We have reviewed the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, records of certain of the Company's corporate proceedings as reflected in the Company's minute books and have examined such authorities and statutes as we have deemed relevant to the opinion set forth hereinafter.

        Based upon the foregoing, it is our opinion that:

        (a) the maximum of 2,437,500 shares of Common Stock proposed to be issued by the Company will, when issued pursuant to, and in the manner contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

        (b) all of the Company's issued and outstanding shares of Common Stock are legally issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof.

                                        Respectfully submitted,

                                        Opton Handler Feiler & Landau, LLP


                                    /s/ Peter Landau

PL:oa